                                                                       EXHIBIT 5










                               December 30, 1997





Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

                    Re:  Corn Products International, Inc.
                         Registration Statement on Form S-8
                         ----------------------------------

Ladies and Gentlemen:

     I am Vice President, General Counsel and Corporate Secretary of Corn Products International, Inc., a Delaware corporation (the "Company"), and am rendering this opinion for the Company in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") relating to 3,500,000 shares of common stock, par value $.01 per share, of the Company ("Common Stock"), to be issued under the Company's 1998 Stock Incentive Plan (the "SIP Plan") and 734,850 shares of Common Stock to be issued in exchange for common stock, or options to acquire common stock, of CPC International Inc., a Delaware corporation ("CPC"), pursuant to the Employee Benefits Agreement dated December 1, 1997 between the Company and CPC (the "Benefits Agreement").

     In this connection, I have examined originals, or copies of originals certified or otherwise identified to my satisfaction, of such records of the Company and others, have examined such questions of law and have satisfied myself as to such matters of fact as I have considered relevant and necessary as a basis for the opinions set forth herein. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

Securities and Exchange Commission
December 30, 1997
Page 2

     Based upon the foregoing, I am of the opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. Each share of Common Stock to be issued under the SIP Plan will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such share of Common Stock shall have been duly issued pursuant to the authorization of the Board of Directors or a duly authorized committee thereof, in the manner contemplated by the SIP Plan; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the SIP Plan.

     3. Each share of Common Stock to be issued under the Benefits Agreement will be legally issued, fully paid and nonassessable when: (i) the Registration Statement shall have become effective under the Securities Act; (ii) such share of Common Stock shall have been duly issued pursuant to the authorization of the Board of Directors or a duly authorized committee thereof, in the manner contemplated by the Benefits Agreement; and (iii) a certificate representing such share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof against payment of the agreed consideration therefor (not less than the par value thereof) in accordance with the Benefits Agreement.

     I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of shares of common stock.

     This opinion is limited to the federal laws of the United States of America, the laws of the State of Illinois and the General Corporation Law of the State of Delaware.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above.

                                   Very truly yours,



                                   /s/ Marcia E. Doane
                                   -----------------------------------
                                   Marcia E. Doane
                                   Vice President, General Counsel and
                                   Corporate Secretary